EXHIBIT 99.1

ME2C Environmental Settles Patent Litigation with Certain Defendants

Company Dismisses Litigation Against such Parties; Action will Continue Against the Remaining Defendants

Corsicana, TX, November 13, 2023 -- Midwest Energy Emissions Corp. (TSXV:MEEC) (OTCQB: MEEC) ("ME2C Environmental " or the "Company"), a leading environmental technologies firm, announced today that it has entered into a confidential binding term sheet with Arthur J. Gallagher & Co., and various of its affiliated entities (collectively “AJG”), and DTE Energy Resources LLC and various of its affiliates entities (collectively “DTE”), to resolve the ongoing patent litigation which was initiated in July 2019 by the Company against such parties and others in the U.S. District Court for the District of Delaware. Such term sheet does not affect any other claim brought against any other remaining party.

Pursuant to the term sheet, the Company, on the one hand, and AJG and DTE, on the other, have dismissed with prejudice all claims and counterclaims asserted between the parties in the action. The financial aspects of the term sheet remain confidential pursuant to its terms.

The Company also announced that the Court has ordered that the trial as to the claims against the remaining defendants (the CERT defendants), which was scheduled to begin Monday, November 13, 2023, be rescheduled for a later date via a further order of the Court.

The Company indicated that Alistar Enterprises, LLC (“Alistar”), one of the remaining CERT defendants, has also entered into a settlement agreement with the Company subject to the approval of the Court, and that all claims and counterclaims asserted in the action between the Company and Alistar be dismissed with prejudice. The financial terms of such settlement remain confidential.

About ME2C® Environmental

ME2C Environmental is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C’s leading-edge mercury emissions technologies and services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit http://www.me2cenvironmental.com/.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of major customers; dependence on availability and retention of key suppliers; changes, or lack of changes, in environmental regulations; risks related to advancements in technologies; lack of diversification in the Company's business; risks related to intellectual property, including the ability to protect intellectual property and the success of the ongoing patent litigation; competition risks; changes in demand for coal as a fuel source for electricity production; ability to retain key personnel; absence of a liquid public market for our common stock; share price volatility; and, the potential that dividends may never be declared. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in ME2C Environmental's periodic filings with the Securities and Exchange Commission or Canadian securities regulators.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

ME2C Environmental Contact:

Stacey Hyatt

Corporate Communications

ME2C Environmental

Main: 614-505-6115 x-1001

Direct: 404-226-4217

shyatt@me2cenvironmental.com

Investor Relations Contact:

Jessica Butt

IR Representative

Adelaide Capital

Direct: 416-844-6202

jessica@adcap.ca

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